THE SARATOGA ADVANTAGE TRUST

AMENDED AND RESTATED SCHEDULE II

SERIES

This Schedule II, amended and restated effective as of December 29, 2017, is the Schedule II to that certain Custody Agreement dated as of October 31, 2002, as amended April 12, 2007 by and between Saratoga Advantage Trust and The Bank of New York Mellon.

U.S. Government Money Market Portfolio	James Alpha Global Real Estate Investments Portfolio
Investment Quality Bond Portfolio	James Alpha Multi Strategy Alternative Income Portfolio
Municipal Bond Portfolio	James Alpha Yorkville MLP Portfolio
Large Capitalization Value Portfolio	James Alpha Family Office Portfolio
Large Capitalization Growth Portfolio	James Alpha Managed Risk Domestic Equity Portfolio
Small Capitalization Portfolio	James Alpha Managed Risk Emerging Markets Equity Portfolio
International Equity Portfolio	James Alpha Hedged High Income Portfolio
Mid Capitalization Portfolio	James Alpha Equity Hedge Portfolio
Health & Biotechnology Portfolio	James Alpha Event Driven Portfolio
Technology & Communications Portfolio	James Alpha Total Hedge Portfolio
Financial Services Portfolio	James Alpha Relative Value Portfolio
Energy & Basic Materials Portfolio	James Alpha Event Driven Cayman Fund Ltd.
James Alpha Global Enhanced Real Return Portfolio (now known as James Alpha Macro Portfolio)	James Alpha Total Hedge Cayman Fund Ltd.
James Alpha Cayman Commodity Fund I Ltd.	James Alpha Relative Value Cayman Fund Ltd.
Conservative Balanced Allocation Portfolio	James Alpha Family Office Cayman Fund Ltd.
Moderately Conservative Balanced Allocation Portfolio
Moderate Balanced Allocation Portfolio
Moderately Aggressive Balanced Allocation Portfolio
Aggressive Balanced Allocation Portfolio

THE SARATOGA ADVANTAGE TRUST

By:       /s/ Bruce E. Ventimiglia

Name:       Bruce E. Ventimiglia

Title:       President & Chief Executive Office

Date:       December 5, 2017

THE BANK OF NEW YORK MELLON

By:       /s/ Robert C. Jordan

Name:       Robert C. Jordan

Title:       Managing Director

Date:       12/15/17

GEMINI FUND SERVICES, LLC

By:       /s/ Kevin Wolf

Name:       Kevin Wolf

Title:       President

Date:       12/15/17